UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

February 28, 2007
________________________________________

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		Number)

81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts	02454-9046
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

On February 28, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Thermo Fisher Scientific Inc. (the “Company”) took the following actions relating to executive compensation:

2006 Executive Compensation Matters

Annual Cash Incentive Plans - Approval of Payout of Cash Bonuses for 2006.  The Compensation Committee approved the payout of cash bonuses for 2006 to the Company’s executive officers under the Company’s 2003 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2003 Annual Meeting of Stockholders. The Compensation Committee exercised its discretion to lower the amount of the cash bonuses payable under the 162(m) Plan based on its determinations as to the level of achievement of the applicable supplemental performance metrics for 2006 under the Company’s annual cash incentive program, which operates in connection with the 162(m) Plan. The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) is set forth in the table below.

2007 Executive Compensation Matters

Annual Cash Incentive Plans - Establishment of Criteria for 2007 Bonus. The Compensation Committee established the performance goal under the 162(m) Plan for 2007 as earnings before interest, taxes and amortization, excluding the impact of charges for restructuring, discontinued operations, other unusual or non-recurring items and cumulative effects of accounting changes (“Adjusted Operating Income”); and determined the percentage of Adjusted Operating Income that each of the Company’s executive officers is entitled to receive as a cash bonus for 2007 under the 162(m) Plan, subject to the Compensation Committee’s right to lower, but not raise, the actual cash bonus to be paid to such executive officer for the year. The Compensation Committee’s determination as to whether to lower the actual cash bonus to be paid to executive officers is generally based on the results of its determinations under the Company’s annual cash incentive program for that year (which is described in the next paragraph).

The Compensation Committee also established a target cash bonus amount for each of the Company’s executive officers as well as supplemental performance metrics for such officers and the Company as a whole under the Company’s annual cash incentive program for 2007. The target amount for each of the Company’s executive officers, which is a percentage of base salary (ranging from 45% to 110%), was determined by the Compensation Committee based on the salary level and position of such officer within the Company. The supplemental performance metrics are based on (a) (70%) financial measures for the Company, comprised of growth in (i) revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (35%) and (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue (35%) and (b) (30%) qualitative measures of the Company’s executive officers’ contributions to the achievement of certain business objectives of the Company. For each of the financial measures, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2007. After giving effect to the weighting of the supplemental performance metrics, a range of performance for the financial and qualitative measures, corresponding to a multiplier of 0 to 2, will be applied to the target cash bonus amounts for all of the Company’s officers, including its executive officers. The sum of these amounts will be added together to form a bonus pool for all of the Company’s officers, including its executive officers, and will allocated by the Compensation Committee among such officers.

Base Salary - Approval of Increases. Effective April 1, 2007, the Compensation Committee increased the annual base salary of certain of the Company’s executive officers. The annual base salary approved by the Compensation Committee for the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) is set forth in the table below.

Name	2006 Cash Bonus	2007 Salary (Effective April 1, 2007)
Marijn E. Dekkers President and Chief Executive Officer	$2,135,000	$1,050,000
Marc N. Casper Executive Vice President	$950,667	$670,000
Guy Broadbent Senior Vice President	$592,000	$500,000
Peter M. Wilver Senior Vice President, Chief Financial Officer	$524,833	$535,000
Seth H. Hoogasian Senior Vice President, General Counsel and Secretary	$487,000	$435,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 1st day of March, 2007.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary